UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018 (May 2, 2018)
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SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2018, the Compensation Committee ("Compensation Committee") of the Board of Trustees of Seritage Growth Properties approved certain actions as described below.
1.	Employment Agreement with Chief Executive Officer
The Compensation Committee approved a new Employment Agreement (the "2018 Schall Employment Agreement") between Seritage Growth Properties, Seritage Growth Properties, L.P. (the "Operating Partnership" and together with Seritage Growth Properties, "Seritage") and Mr. Benjamin Schall, the Chief Executive Officer and President of Seritage. The 2018 Schall Employment Agreement replaces the employment agreement and related letter agreement between Seritage and Mr. Schall that were effective as of May 4, 2015 (collectively, the "Prior Agreement"), except with respect to certain equity awards granted pursuant to the Prior Agreement that will continue to vest under their terms. The key terms of the 2018 Schall Employment Agreement are generally described below. This description is meant to be a summary and not a full description of all of the terms of the 2018 Schall Employment Agreement, which are incorporated herein by reference. A copy of the 2018 Schall Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
The 2018 Schall Employment Agreement, effective May 2, 2018, provides for an initial three-year term, subject to one-year renewals, and provides Mr. Schall with (a) an annual base salary of $875,000; (b) an annual cash bonus of between 50% and 175% of base salary if threshold performance goals are achieved, with a target of 140% of base salary; (c) eligibility to participate in all retirement, health and welfare programs of Seritage on a basis no less favorable than other senior executives of Seritage, pursuant to the terms of the applicable plans; and (d) eligibility for no less than four (4) weeks of paid vacation, pursuant to Seritage's paid time-off policy. The 2018 Schall Employment Agreement also provides for an annual equity award with an aggregate target value equal to 150% of Mr. Schall's base salary, of which 40% will be a number of time-based restricted stock units that vest ratably over three years and 60% will be a number of performance-based restricted stock units that is subject to adjustment based on the achievement of performance goals and will vest at the end of the performance period established for such grant by the Compensation Committee. With respect to the annual performance-based restricted stock units, if threshold performance goals are achieved, the number of annual performance-based restricted stock units earned will range from 50% to 265% of the number of annual performance-based restricted stock units granted, with 150% for target performance. The annual equity awards granted following the effective date of the 2018 Schall Employment Agreement may vest prior to the applicable vesting dates in connection with certain termination of employment events, as described below. In the event of a Change in Control of Seritage (as defined in the 2018 Schall Employment Agreement), if the successor entity does not assume, convert or replace the awards with equivalent awards of publicly traded equity, the annual equity awards will fully vesting (based on performance to date for the performance-vested awards).

The 2018 Schall Employment Agreement also provides for Seritage to grant to Mr. Schall an additional incentive equity award, with a total value of $5,000,000 (the "Renewal Award"), $1,500,000 of which is in the form of time-based restricted stock units and $3,500,000 of which is in the form of performance-based restricted stock units. The structure and material terms of this award are described below under the heading "Equity Grants to Named Executive Officers."

In the event of a termination of Mr. Schall's employment due to death or disability, pursuant to the terms of the 2018 Schall Employment Agreement, Mr. Schall is entitled to: (a) a prorated annual bonus for the year of termination, calculated based on actual performance through the date of termination and (b) full vesting of the Renewal Award restricted stock units and annual equity awards; provided that performance for any outstanding performance-based equity awards will be based on actual performance through the date of termination.

In the event of a termination of Mr. Schall's employment by Seritage without Cause or his resignation for Good Reason (as such terms are defined in the 2018 Schall Employment Agreement), in either case prior to a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Mr. Schall is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (b) salary continuation in an amount equal to two times the sum of base salary and target annual bonus in effect as of the date of termination, payable over 24 months; (c) 18 months of welfare benefits continuation including subsidized COBRA coverage; (d) full vesting of any outstanding Renewal Award restricted stock units and any outstanding annual time-based restricted stock units granted following the effective date of the 2018 Schall Employment Agreement; (e) prorated vesting of any outstanding performance-based restricted stock units granted following the effective date of the 2018 Schall Employment Agreement (with "target" performance deemed to have been achieved); and (f) 12 months of outplacement services. In the event that such termination event occurred during the 12 months following a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Mr. Schall is entitled to the same benefits as described above, except that (x) the prorated annual bonus is measured based on performance through the date of the Change in Control of Seritage; (y) the cash severance multiplier for salary continuation is three and such amount is paid in a lump sum; and (z) all outstanding annual equity awards vest in full. In the event that payments or benefits owed to Mr. Schall constitute "parachute payments" (within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code")) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Schall receiving a higher net after-tax amount than he would have received absent such reduction.

Mr. Schall is subject to a perpetual confidentiality covenant and, during his employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12 month period immediately following his termination of employment, Mr. Schall is also subject to a non-competition covenant which prohibits him from rendering services to certain Seritage competitors specified in the 2018 Schall Employment Agreement. If Mr. Schall violates the non-competition covenant by becoming employed by a specified competitor or, in certain circumstances, Mr. Schall engages in conduct constituting Cause under the employment agreement, the COBRA subsidy will terminate and Mr. Schall will be required to reimburse Seritage for salary continuation payments (or, following a change in control, for the lump-sum cash severance payment).

2.	Salary Increases for Named Executive Officers

In connection with its annual review of compensation matters, in addition to the salary increase for Mr. Schall incorporated into the 2018 Schall Employment Agreement, the Compensation Committee approved salary increases, effective as of January 1, 2018, for Brain Dickman ($25,000 increase), Matthew Fernand ($25,000 increase), James Bry ($20,000 increase) and Mary Rottler ($20,000 increase).

3.	Equity Grants to Named Executive Officers

The Compensation Committee also approved grants of long-term incentive awards (the "2018 Incentive Awards") to certain key employees, including Mr. Schall, as described above, and Mr. Dickman, Mr. Fernand, Mr. Bry and Ms. Rottler. The 2018 Incentive Award for each executive is divided into allocations of time-based (30%) and performance-based (70%) restricted stock unit awards. In each case, the number of shares subject to such restricted stock unit award is calculated in three tranches, substantially equal in value, and based on a price of $35.00, $46.00 and $51.00, respectively. In the event that the then current fair market value of a share of Seritage common stock on the one-year anniversary of the date of grant is less than $46.00, the number of shares underlying the portion of the award based on a $46.00 price will be recalculated based on the then current fair market value, subject to a per share floor of $35.00, and an additional number of restricted stock units will be granted equal to the difference between the newly calculated number of restricted stock units and the original number of restricted stock units that were granted based on $46.00. Similarly, in the event that the then current fair market value of a share of Seritage common stock on the two-year anniversary of the date of grant is less than $51.00, a similar calculation (also subject to a per share floor of $35.00) and issuance of additional restricted stock units will be completed in respect of the portion of the award that was originally based on a price of $51.00. This potential additional grant applies to both the time-based and performance-based portions of the restricted stock unit awards. The time-based restricted stock units will vest in three equal annual installments on May 2, 2019, May 2, 2020 and May 2, 2021. The performance-based restricted stock units will vest on the third anniversary of the grant date (May 2, 2021) following a determination of achievement of assigned performance goals during the period beginning on January 1, 2018 and ending on December 31, 2020. The applicable performance goals include metrics related to square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives. Upon the achievement of threshold, target or maximum performance, the number of performance-based restricted stock units "earned" will be 50%, 100% or 150%, respectively (with linear interpolation of the percentage payout for performance between threshold and target or between target and maximum), of the number of performance-based restricted stock units granted, and that number of performance-based restricted stock units will vest on May 2, 2021. The vesting of outstanding restricted stock units will be accelerated in the event of certain termination of employment events, including: (a) in the event of the executive's termination of employment due to death or disability, full vesting (based on performance to date for the performance-based awards); (b) in the event of the executive's termination of employment by Seritage without Cause or by the executive for Good Reason, full vesting (assuming "target" performance was achieved for the performance-based awards); and (c) in the event of a Change in Control of Seritage, if the successor entity does not assume, convert or replace the awards with equivalent awards of publicly traded equity, full vesting (based on performance to date for the performance-vested awards), subject to potential recalculation of the number of restricted stock units based on the per share price on the day prior to the Change in Control of Seritage. Other terms and conditions will be set forth in an award agreement memorializing the grant of the 2018 Incentive Award for each executive.

The values of the time-based and performance-based portions of the 2018 Incentive Awards granted to the named executive officers, other than Mr. Schall, are as follows:

Name	2018 Incentive Award	Total Time-Based Allocation (30%)	Total Performance-Based Allocation (70%)
Brian Dickman	$600,000	$180,000	$420,000
Matthew Fernand	$600,000	$180,000	$420,000
James Bry	$450,000	$135,000	$315,000
Mary Rottler	$450,000	$135,000	$315,000

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 2, 2018, among Seritage Growth Properties, Seritage Growth Properties, L.P. and Benjamin Schall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date: May 4, 2018